                                                                   EXHIBIT 10.15

                DELTA SKYMILES PROGRAM PARTICIPATION AGREEMENT

This Agreement is made and entered in this 15th day of August, 1999, by and between Delta Air Lines, Inc., having its principal place of business at Hartsfield Atlanta International Airport, Atlanta, Georgia 30320 ("Delta"), and Netcentives Inc., having its principal place of business at 690 Fifth Street, San Francisco, California 94107 ("Netcentives").

Whereas, Delta is in the business of providing travel related services to the public; and

Whereas, Delta has developed the "SkyMiles(TM) Program" (or "Program"), under which Members are awarded Mileage for travel on Delta and certain other SkyMiles Participants (as defined below), and for the purchase of goods or services from other SkyMiles Participants in association with the SkyMiles Program, and can obtain bonus travel and other SkyMiles Awards (as defined below) for such SkyMiles activity; and

Whereas, Delta offers a SkyMiles Program to its passengers who desire to participate in that Program; and

Whereas, Netcentives desires to purchase Mileage to provide to consumers as an incentive; and

Whereas, Delta and Netcentives both desire Netcentives to participate in the Delta SkyMiles Program and allow Netcentives consumers to participate in such program; and

Whereas, Netcentives desires to accelerate the vesting schedule for the Warrant (as defined herein) as consideration to Delta for entering into this Agreement;

Now, therefore, in consideration of the mutual promises, agreements and covenants contained herein, Delta and Netcentives (collectively, the "Parties") covenant and agree as follows on joint participation in Delta's SkyMiles
Program:


1.  DEFINITIONS
    -----------

As used in this Agreement, the following terms shall have the following meanings:

     A.   "Account" shall mean the account of Members who are also SkyMiles
           -------
          Members in which Mileage balances are maintained by Delta.

     B.   "Direct Competitor of Netcentives" means (i) any person or entity
            --------------------------------
that has established or attempts to establish itself as a currency on the Internet to be offered to any Member; or (ii) any person or entity, that awards more that one airline's mileage at two or more companies' web sites to the Member utilizing a common loyalty or promotional program name.

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     C.   "Limited Exclusivity" means Delta's agreement not to sell SkyMiles to
           -------------------
          any Direct Competitor of Netcentives as defined above. Delta and Netcentives shall have a relationship of Limited Exclusivity during the Term unless terminated earlier pursuant to Section 9(C).

     D.   "Member" means a member in good standing of a Netcentives Program.
           ------

     E.   "Netcentives Points" means the promotional currency distributed to
           ------------------
          consumers participating in any Netcentives Program.

     F.   "Netcentives Program" means any incentives program conducted by
           -------------------
          Netcentives, in which merchants or web sites purchase Netcentives Points for distribution to individuals who perform specific activities.

     G.   "SkyMiles Award" means the awards or benefits that Members can
           --------------
          receive from Delta, Delta Connection(TM) and/or certain SkyMiles participants pursuant to the SkyMiles Program Rules in exchange for the redemption of accrued SkyMiles, and, if applicable, other consideration.

     H.   "SkyMiles Member" means an individual who is a member in good
           ---------------
          standing of the SkyMiles Program.

     I.   "SkyMiles Participant" means any Person or Company that, pursuant to
           --------------------
          the SkyMiles Program Rules and an agreement between Delta and such Person/Company regarding such Person's/Company's participation in the SkyMiles Program: (i) provides goods and services to Members in exchange for redemption of SkyMiles, or (ii) in connection with the sale of goods or services by such Person/Company to Member, offers SkyMiles to such Member.

     J.   "SkyMiles Partner" or "Partner Program" means any Person or Company
           -------------------------------------
          that, pursuant to the SkyMiles Program Rules and an Agreement between Delta and such Person/Company regarding such Person's/Company's participation in the SkyMiles Program in connection with the sale of goods or services by such Person/Company to Member, offers SkyMiles to such Member. As of the Effective Date, SkyMiles Partners or Partner Programs shall mean the entities listed in Attachment C.

     K.   "SkyMiles" or "Mileage" means the points accrued under the SkyMiles
           --------      -------
          Program by SkyMiles Members for travel on Delta or such other reasons as are permitted by Delta.

     L.   "Term" has the meaning given it in Section 2 hereof.
           ----

                                       2

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2.   TERM
     ----

     This Agreement shall commence on August 16, 1999 (the "Effective Date"), and continue in effect until August 15, 2002 (the "Term"). This Agreement terminates at the end of the Term unless renewed in writing upon thirty
     (30) days prior written notice by either party prior to the end of the Term. This Agreement (1) supersedes any previous Delta SkyMiles Program Participation Agreement(s) between Delta and Netcentives, including without limitation, the Delta Air Lines SkyRewards Agreement (the "Previous Agreement") between Delta and Netcentives dated July 24, 1997, as amended; and (2) amends the Warrant to Purchase Non-Voting Convertible Stock of Netcentives issued to Delta by Netcentives on July 24, 1997 (the "Warrant"). Notwithstanding the foregoing, unused SkyMiles purchased pursuant to the Previous Agreement will continue to be valid and awardable to consumers by Netcentives, and will be governed by the terms of this Agreement.


3.   TERMINATION
     -----------

     A. If this Agreement terminates pursuant to Section 3(B) on or before its scheduled termination date, then:

          (i)  A "Winding Down Period" of six (6) months will begin, during
                  -------------------
               which both Delta and Netcentives will let SkyMiles Members and Members know the relationship is ending. Netcentives Points may continue to be redeemed for SkyMiles during the Winding Down Period and use of trademarks and confidentiality will survive during the Winding Down Period.

          (ii) After the end of the Winding Down Period, Netcentives will not process Delta SkyMiles Members Mileage credit and Delta SkyMiles Members will not be eligible for further accumulation of Netcentives Points.

     B. In the event of breach of any of the material terms and conditions of this Agreement by Delta or Netcentives, the non-breaching party may terminate this Agreement, without further liability, upon thirty (30) days prior written notice to the other party which notice shall describe, with as much particularity as possible, the alleged material breach. All notices must conform to the provisions of Paragraph 20 of this Agreement. Termination pursuant to this provision shall not be effective, however, if the breaching party shall, within said thirty
          (30) day period after receipt of such notice, correct such breach. Failure to terminate this Agreement pursuant to this

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          section shall not effect or constitute a waiver of any remedies the non-defaulting party would have been entitled to demand in absence of this section, whether by way of damage, termination or otherwise.


4.   PROGRAM TERMS AND CONDITIONS
     ----------------------------

     A.   Mileage is accrued for SkyMiles Members  in the following manner:

          (i) Netcentives, currently in the business of Internet and online service marketing, conducts various Netcentives Programs in which consumers may earn Netcentives Points by performing various activities on- and off-line. Web sites in each Netcentives Program will award Netcentives Points to Members as a form of incentive, loyalty, or promotional currency for use by a consumer. Members may then redeem Netcentives Points through Netcentives for Delta SkyMiles, or other rewards (including other airlines' frequent flyer miles) at the Member's option.

     B.   Tracking and Reporting of Mileage

          (i) Members will accrue Netcentives Points when visiting associated web sites which offer these Netcentives Points. Members will redeem Netcentives Points through Netcentives for Delta Air Lines SkyMiles Mileage, which will then be posted to the Members' SkyMiles Account. Netcentives shall only request that SkyMiles be credited to the Accounts of Members whom Netcentives believes in good faith to be SkyMiles Members. To the extent that Netcentives requests that SkyMiles be credited to a person who is not a SkyMiles Member, Delta shall not be obligated to credit such Account.

          (ii) Netcentives will supply Delta a data tape in a mutually acceptable format, containing the Member name, Program Account number and Mileage to be awarded. This tape is to be produced and sent to Delta at least once per month. Netcentives will bear all responsibility for ensuring the accuracy of the information on the tape before sending such tape to Delta.

          (iii) Once the tape is received by Delta, the data from the tape will be entered in the Members' accounts within two (2) weeks of receipt by Delta. Once the data is entered into the Member accounts, Netcentives is responsible for payment of the SkyMiles posted, unless such SkyMiles have been prepaid as provided in
                Section 5(B).

          (iv) If a SkyMiles Member asserts that he or she is entitled to Mileage credit but did not receive such Mileage credit, the Member will be instructed to notify Netcentives in writing or via e-mail to ensure that Netcentives has

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                forwarded their redemption request to Delta. In addition, the
                SkyMiles Member must include their name and SkyMiles Account number.

     C. Upon prior written notice toDelta, Netcentives may offer Delta SkyMiles Members extra SkyMiles as a value added incentive for shopping at the associated web sites. For purposes of this Agreement, extra SkyMiles shall mean bonus SkyMiles for travel incentives. Compensation for such extra SkyMiles will be at a rate set forth in Paragraph 5.C of this Agreement unless otherwise agreed upon by both Parties.

     D. Netcentives agrees that it will offer SkyMiles at a redemption value of no less than $0.18 per SkyMile , and that the SkyMiles must meet at least one of the following purposes: (1) employee sales and/or job performance awards, recognition or incentives; (2) awards, recognition or incentives granted by web sites in a Netcentives Program for shopping, winning contests, or other activities. Netcentives agrees that it will not distribute SkyMiles to its employees for use in Netcentives' business travel. Netcentives will not allow Netcentives Points earned for specific activities that are in violation of current Delta SkyMiles Participants' exclusivity agreements with Delta to be converted to SkyMiles. Such prohibition will not apply in cases where Delta has granted prior written permission to Netcentives. A listing of those activities which are not eligible for earning SkyMiles is included in Attachment A. Additions to this restrictions list may only be made with the mutual consent of both parties.


5.   BILLING
     -------

     In consideration of the marketing opportunities provided by the participation in the SkyMiles Program and Limited Exclusivity, Delta will bill Netcentives as follows:

     A. Netcentives shall pay to Delta an annual administrative fee of $100,000 as consideration for the promotional materials and advertising set forth in Section 10 herein. If Netcentives purchases $750,000 worth of SkyMiles in contract year one, the administrative fee will be waived for year two. If Netcentives purchases $750,000 worth of SkyMiles in contract year two, the fee will be waived in contract year three. The administrative fee will be billed at the beginning of each contract year.

     B. Netcentives guarantees that it will purchase $500,000 worth of SkyMiles in contract year one and in each contract year thereafter, at the price per SkyMile


                                       5
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          set forth in Section 5(C). Delta will bill Netcentives at the price per SkyMile set forth in Section 5(C). At the end of each contract year, Delta will calculate the annual revenue received from Netcentives during such contract year. If Netcentives has underpaid the $500,000 of annual revenue guarantee, Delta will invoice Netcentives for the difference owed.

     C. In consideration of the marketing opportunities provided by participation in the Program, Delta will bill Netcentives $.0165 per SkyMile posted which is generated under this Agreement, payable monthly.

     D. All SkyMiles paid for are subject to a Federal Excise Tax, currently 7.5%, that must be collected on any sale of miles. Netcentives agrees that this tax will be included on the monthly invoice to be paid by Netcentives in cash.

     E. All monies due for the purchase of SkyMiles will be invoiced to Netcentives by Delta on a monthly basis.

     F. Netcentives will remit payment directly to Delta within 30 days of invoice receipt. Payment may be made by check or by wire transfer, at Netcentives' sole discretion.

     G. As consideration for Delta's entering into this Agreement, the parties agree that the Warrant is hereby amended such that the Warrant shall be exercisable as to 100% of the total number of shares subject thereto upon Delta's execution of this Agreement.


6.   PROGRAM CHANGES
     ----------------

     Netcentives will not change the exchange rate of Netcentives Points to SkyMiles without prior written notice to Delta.


7.   DELTA SKYMILES REPORTS
     ----------------------

     A. On a monthly basis and at no extra charge to Netcentives, Delta will provide to Netcentives reports, summarizing:

          (i)  actual Mileage posted,

          (ii) bonus SkyMiles posted as a result of special promotions offered by Netcentives, and


                                       6
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     B.   Netcentives will keep complete and accurate records of identified
          Delta SkyMiles Members and standard accounting records of amounts owed to Delta. From time to time, as Delta may reasonably request, Netcentives will confirm in writing by verified statement, the fact that a person(s) reported as accruing Delta SkyMiles redeemed Netcentives Points for such SkyMiles at Netcentives and Netcentives will produce, for good cause, where available, copies of records verifying same.


8.   TITLE AND CONFIDENTIALITY
     -------------------------

     A.   Title
          -----

          Title and full and complete ownership rights to Delta SkyMiles Membership data and information developed by Delta and wherever located will remain with Delta. Netcentives understands and agrees that such data and information constitutes Delta's proprietary information whether or not any portion thereof is or may be validly copyrighted.

          Title and full and complete ownership rights to any Member data and information developed by Netcentives and wherever located will remain with Netcentives. Delta understands and agrees that such data and information constitutes Netcentives' proprietary information whether or not any portion thereof is or may be validly copyrighted.

     B.   Confidentiality of Information
          ------------------------------

          Each Party agrees to protect as confidential all information and materials exchanged under this Agreement and that such information and materials may be used solely for the specific purpose set forth therein. The recipient of such confidential information ("the recipient") agrees that, without prior written consent of the supplier of such confidential information ("the supplier"), the recipient shall not use, copy or divulge to third parties or otherwise use except in accordance with the terms of this Agreement, any information or materials obtained from the supplier or through the supplier in connection with this Agreement, unless (a) the information or materials is known to the recipient prior to obtaining same from the supplier; (b) the information or material is, at the time of disclosure to the recipient, then in public domain; (c) the information or material is obtained by the recipient from a third party who did not receive the same, directly or indirectly, from the supplier or; (d) the recipient becomes legally compelled to disclose confidential information or materials by a governmental body or court. In that event, the recipient will provide the supplier with prompt notice so that the supplier may seek a protective order or other appropriate remedy and/or waive compliance (in writing) with the provisions hereof. In the event that such protective order or other remedy is not obtained, or the supplier waives, in writing, compliance with the provisions hereof, recipient will furnish only that portion of such confidential information or materials which is legally required and will exercise its reasonable efforts to obtain appropriate assurance that confidential treatment will be accorded such confidential information or materials. All confidential information will either be returned to the supplier or destroyed at its request upon termination of this Agreement. So long as Delta SkyMiles membership information is not disclosed to any third party, except under compulsion of valid legal process, nothing herein may be construed to restrict Netcentives' use of information contained in its own customer database obtained from its customers in the normal course of business. So long as Netcentives' membership information is not disclosed to any third party, except under compulsion of valid legal process, nothing herein may be construed to restrict Delta's use of information contained in its own customer database from its customers in the normal course of business.

     C.   Confidentiality of Agreement
          ----------------------------

          The terms of this Agreement shall be deemed confidential information of both Delta and Netcentives.


9.   LIMITED EXCLUSIVITY
     -------------------

     A. Delta grants Netcentives Limited Exclusivity on the Internet by agreeing not to (i) sell, grant, gift, assign SkyMiles to any Direct Competitor of Netcentives, and (ii) grant the right to use its trademarks, trade names, service marks, or logos to any Direct Competitor of Netcentives. This exclusivity is limited in that except for sales to a Direct Competitor of Netcentives, this exclusivity shall in no way prevent Delta from: a) pursuing its own sale of Mileage on the Internet; b) distributing SkyMiles to any individual Web site or Web merchant for that site or merchant's promotional or loyalty program; c) having SkyMiles Partners offer SkyMiles on their Web sites or as part of an Internet promotion;
          d) awarding SkyMiles on Delta's own Web site; e) selling Mileage to an Internet company that in turn awards Delta Mileage as part of an incentive to another company provided that neither the company buying nor the company receiving such Mileage is a Direct Competitor of Netcentives; or f) selling SkyMiles to SHC Ventures, Inc., for the purpose of operating the SkyMiles shopping program.

     B. It is understood that Delta is presently a participant in Partner Programs and that Partner Programs are participants in Delta's SkyMiles Program. The Parties agree that Delta's present SkyMiles Partnerships do not violate the exclusivity provisions of this Agreement. Delta will not endorse any change to Partner Programs initiated by the SkyMiles Partner that would infringe

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          upon the Limited Exclusivity granted above. The parties agree that changes to the Partner Programs are at the SkyMiles Partner's discretion and that Delta shall use its best efforts to ensure that any such changes will not violate the Limited Exclusivity outlined above.

     C.   Termination of Limited Exclusivity.  Beginning on the first
          ----------------------------------
          anniversary of the Effective Date, Delta may terminate its own obligations with respect to Limited Exclusivity by giving at least ninety (90) days prior written notice of such termination ("Exclusivity Termination Notice") to Netcentives. Effective immediately after Netcentives receives Delta's Exclusivity Termination Notice, the guaranteed purchase commitments in Section 5(B) shall no longer apply. Effective ninety (90) days after Netcentives receives Delta's Exclusivity Termination Notice, Delta will not be bound under the terms of the Limited Exclusivity.

     D.   Remedies. Any violation of Section 9(A) during the Term shall be
          --------
          considered a material breach of this Agreement, provided that either party shall have 5 business days after receipt of notice of such breach to cure such breach. Each party agrees that its obligations under Limited Exclusivity as provided herein are necessary and reasonable in order to protect Netcentives and its business, and each party expressly agrees that monetary damages would be inadequate to compensate Netcentives for any breach by Delta of its Limited Exclusivity related covenants and agreements. Accordingly, each party agrees and acknowledges that any such violation would cause irreparable injury to Netcentives and that, in addition to any other remedies that may be available, in law, in equity or otherwise, Netcentives shall be entitled to obtain injunctive relief against any such breach or the continuation of any such breach by Delta, without the necessity of proving actual damages. The parties agree that this
          Section 9(D) shall only apply as long as Limited Exclusivity has not been terminated pursuant to Section 9(C). Notwithstanding the foregoing, nothing in this Section 9(D) shall limit either party's right to seek any and all remedies available in connection with this Agreement.


10.  PROMOTIONAL MATERIALS AND ADVERTISING
     -------------------------------------

     Subject to the advance approval of the other party, Delta and Netcentives agree to promote and/or advertise the Delta SkyMiles Program by:

     A. On the Effective Date and from time to time thereafter, Delta will provide to Netcentives, in quantities and frequencies which Delta deems reasonably sufficient, the following materials:

          (i)   Delta SkyMiles applications;

          (ii)  Delta SkyMiles Program brochures; and

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          (iii) Any other collateral materials to the Delta SkyMiles Program that Delta in its sole discretion deems necessary.

     B. Delta will promote and/or advertise Netcentives's participation where appropriate and on a basis at least consistent with other full SkyMiles Partners, as determined solely by Delta, by:

          (i) Inclusion of Netcentives's name and logo in SkyMiles sales literature and the SkyMiles Newsletter.

     C. Netcentives will promote and/or advertise the Delta SkyMiles Program where appropriate by:

          (i) Advertising at Netcentives's cost its participation in Delta's SkyMiles Program.

          (ii) Including the Delta SkyMiles Program in Netcentives' promotional literature.

     D. Delta agrees to permit Netcentives to insert promotional material in two (2) SkyMiles mailings per year at no additional charge. Netcentives is not limited to two (2) spaces per year and additional space may be allocated if mutually agreed upon by both parties. Delta and Netcentives will mutually agree on the month for such insert and Netcentives agrees to comply with the mailing and creative specifications and deadlines as set by Delta. Production and delivery of the inserts to Delta and all costs associated therewith shall be the sole responsibility of Netcentives, content of the insert is subject to Delta's prior review and approval. Netcentives will verify/certify to the best of its knowledge that any insert containing business reply or courtesy reply letter-size cards or envelopes, shall bear the correct facing identification marks (FIM) and bar-code, and all appropriate U.S. Postal Service automation standards. Netcentives will be liable for and will agree to pay, subject to appeals described by postal laws and regulations, any revenue deficiencies assessed.


11.  COORDINATORS
     ------------

     A. Upon the Effective Date of this Agreement, Netcentives will designate an individual as its coordinator whom Delta may contact and operate through concerning all Delta SkyMiles Program related matters. Upon designation of that individual, Netcentives will provide Delta the name, address and telephone number of the individual. Netcentives shall have the right to change such coordinator from time to time at its sole discretion, with notice to Delta.

     B. Upon the effective date of this Agreement, Delta will designate an individual as its coordinator whom Netcentives may contact and operate through concerning all Delta SkyMiles Program related matters. Upon designation of that individual, Delta will provide Netcentives the name, address and telephone number of the individual. Delta shall have the right to change such coordinator from time to time at its sole discretion, with notice to Netcentives.


12.  ASSIGNABILITY
     -------------

     Neither Party may assign or otherwise transfer any of its rights or obligations under this Agreement to any third party without the prior written consent of the other party, except that (i) either party may assign this Agreement to its parent corporation or wholly-owned subsidiary of that party or its parent corporation without consent, but with 14 days advance written notice, and (ii) no consent will be required for an assignment to the acquiring or merging entity pursuant to a merger or sale of all or substantially all of the assets of the assigning party. Any violation of this provision will be cause for immediate termination of this Agreement or, at the option of the non-assigning party, the non-assigning party may declare the assignment of any of the rights or obligations under this Agreement null and void as of the date of the purported assignment. Notwithstanding the foregoing, the engagement of an advertising agent or fulfillment house to prepare or distribute any mailings, advertising, or promotional materials or perform operational tasks will not be deemed to be an assignment.


13.  ENTIRE AGREEMENT
     ----------------

     This Agreement including all Attachments hereto, including the Warrant as amended by this Agreement, constitutes the sole and entire agreement of the parties hereto with respect to the subject matter hereof, and no modification to or amendment of this Agreement will be binding on either party unless signed by a duly authorized officer of each party to this Agreement.


14.  HOLD HARMLESS AND INDEMNIFICATION
     ---------------------------------

     (a) Without limitation of any other provision of this Agreement, each party shall indemnify, defend and hold harmless the other, its affiliates and their respective employees, attorneys, agents, successors and assigns from any and all loss, cost or expense, including reasonable attorneys' fees and costs of suit, directly arising from any claim, action, government proceeding or suit directly arising from indemnitor's performance or non-performance under this Agreement, to the extent that such claim, action or suit does not result directly from indemnitee's negligence, willful misconduct or breach of any provision of this Agreement. Each party shall promptly notify the other party of any claim, demand, suit or threat of suit of which that party becomes aware which might give rise to a right of indemnification under this Agreement. Indemnitor shall be entitled to participate in the settlement or defense thereof and, if indemnitor so elects, to assume and control the settlement or defense thereof with counsel satisfactory to indemnitee. In any case, indemnitor and indemnitee shall cooperate (at no cost to indemnitee) in the settlement or defense of any such claim, action, government action or suit.

     (b) Neither party shall be obligated to the other party for indirect, special, consequential or incidental damages, provided that this subsection (b) shall not limit either party's indemnification obligations to the other party with respect to claims by unaffiliated third parties.


15.  INDEPENDENT CONTRACTORS
     -----------------------

     Nothing herein may be construed to create an agency, joint venture, partnership or other relationship between the parties other than independent contractors.


16.  SEVERABILITY
     ------------

     If any provision of this Agreement is declared inoperative, void or illegal by a court of competent jurisdiction, the remaining provisions shall not be affected and shall continue in full force and effect unless this Agreement is thereby rendered impossible to perform.


17.  APPLICABLE LAW
     --------------

     This Agreement shall be construed and interpreted in accordance with the laws of the State of Georgia, U.S.A.


18.  NOT DEEMED WAIVER
     -----------------

     If either party at any time fails to require strict compliance with any term or condition hereunder, such failure will not constitute a waiver of such term or condition or of any subsequent breach of that term or condition.


19.  FORCE MAJEURE
     -------------

     Neither party will be liable for delays or failure in its performance hereunder caused by any act of God, war, work stoppage, fire, act of government, or any other cause, whether similar or dissimilar, reasonably beyond the control of that party.


20.  NOTICE
     ------

     Any notice, election, or other communication required or submitted hereunder shall be made in writing and will be:

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     (i)   delivered by hand;

     (ii) sent by the appropriate postal service, return receipt requested, postage and charges prepaid, or overnight delivery service; or

     (iii) sent by wire with delivery confirmed, to the following address:


     To Delta:

                       Martin C. White
                       Vice President  Consumer Marketing

                       Delta Air Lines, Inc.
                       Hartsfield Atlanta International Airport
                       Atlanta, Georgia 30320
                       USA

     To Netcentives:

                       Chief Financial Officer
                       Netcentives Inc.
                       690 Fifth Street
                       San Francisco, CA 94107
                       CC:  Vice President, Relationship Marketing


     Notices delivered by hand or by wire shall be effective upon delivery. Notices delivered by mail will be effective on the tenth business day after the postmark date, or if earlier, upon the date of actual receipt.


21.  USE OF TRADENAMES, TRADEMARKS AND SERVICE MARKS
     -----------------------------------------------

     Delta and Netcentives each grants to the other a non-exclusive license to use each party's tradename, trademarks and service marks only in joint promotion of the SkyMiles Program, and to represent that Netcentives Points are exchangeable for SkyMiles, as specified below:

     A. In connection with the program, Netcentives will not use any Delta logotype, trade name, service mark, or other proprietary mark or word, including but not limited to, the names "Delta Air Lines", "Delta", "Delta SkyMiles Program", or Delta's logo in any public statements, press releases, or advertising or promotional materials, except where each specific use has been approved in advance and in writing by Delta. Materials which are substantially similar to materials already approved by Delta do not require Delta's further approval. Subject to Delta's approval of a type of use, Netcentives may authorize web sites participating in any Netcentives Program to publish a page which explains such Netcentives Program, which page may include the Delta logotype or trade name. Approval or comments on materials submitted will be provided by the next business day following receipt of materials.

     B. In connection with the program, Delta will not use any Netcentives logotype, trade name, service mark, or other proprietary mark or word, in any public statements, press releases, or advertising or promotional materials, except where each specific use has been approved in advance and in writing by Netcentives. Materials which are substantially similar to materials already approved by Netcentives do not require Netcentives' further approval. Approval of or comments on materials submitted will be provided by the next business day following receipt of materials.


22.  HEADINGS
     --------

     All paragraph headings in this Agreement are solely for the purpose of reference and do not supplement, limit or define the scope or content of this Agreement.

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto by their duly authorized representatives as of the date first above written.

                                DELTA AIR LINES, INC.

                                By: /s/ Martin C. White
                                   ----------------------------------
                                   Martin C. White
                                   Vice President -- Consumer Marketing


                                NETCENTIVES INC.


                                By: /s/ John F. Longinotti
                                   ----------------------------------
                                   John F. Longinotti
                                        EVP, CFO

                                                                    Attachment A
                                                                    ------------

Partner Conflicts (includes any web site visits that offer awards in conjunction with any of the following):

A.   Telecommunications
-----------------------

Awards associated with:
hardware
software
long distance service
prepaid and non prepaid calling cards
consulting services
local toll dialing
local service
paging
cellular
second line
Internet access software
other products and services that may be added from time to time

B.   Credit/Debit Cards:  (American Express is current partner)
---------------------------------------------------------------

Awards associated with:
credit cards
charge cards
stored value cards
debit cards

C.   Financial:  (Charles Schwab is current partner)
------------------------------------------------------------------

Awards associated with:
stocks
bonds
mutual funds
money market account
financial software
financial advice

D.   Mortgage:  North American Mortgage Company is current partner
------------------------------------------------------------------

Awards associated with:
mortgage
refinance
equity loans

E.   Auto Insurance:  American International Group is current partner
---------------------------------------------------------------------

F.   Restaurant:
----------------

Awards associated with:
restaurant dining

F.   Other:
-----------

Awards associated with:
Gambling
Tobacco
Alcohol
Lotteries
Immoral and unethical merchants or products

                                                                    Attachment B
                                                                    ------------

Direct Competitors of Netcentives
---------------------------------

ALL ADVANTAGE
AOL REWARDS
BEENZ
COOL SAVINGS
CYBERGOLD
EMAGINET: E-CENTIVES
EBATES
FREE RIDE MEDIA
MYPOINTS.COM: BONUSMAIL, MYPOINTS AND OTHER PROGRAMS
JUXTANET: PROLAUNCH AND OTHER PROGRAMS
PASSPOINTS
SMART FROG
TRAVPASS


                                                                    Attachment C
                                                                    ------------

Airline Partners

 .  Aer Lingus
   ----------
 .  AeroMexico(R)
   ----------
 .  Air France
   ----------
 .  Air Jamaica(TM)

 .  Austrian Airlines
   -----------------
 .  China Southern(TM)
   --------------
 .  Korean Airlines
   ---------------
 .  Malaysia
   --------
 .  Sabena
   ------
 .  Singapore Airlines
   ------------------
 .  Swissair
   --------
 .  TAP Air Portugal
   ----------------
 .  United Airlines
   ---------------

Car Rental

 .  Alamo
   -----
 .  Avis
   ----
 .  Dollar Rent A Car
   -----------------
 .  Hertz
   -----
 .  National
   --------

Hotels

 .  Best Western
   ------------
 .  Conrad International Hotels
   ---------------------------
 .  Crowne Plaza
   ------------
 .  Forte
   -----
 .  Four Points Hotels
   ------------------
 .  Hilton Hotels Worldwide
   -----------------------
 .  Holiday Inn
   -----------
 .  Hyatt
   -----
 .  Inter-Continental
   -----------------
 .  Marriott
   --------
 .  Preferred
   ---------
 .  Radisson
   --------
 .  Renaissance Hotel
   -----------------
 .  Sheraton
   --------
 .  St Regis Luxury Collection
   --------------------------
 .  Swissotel
   ---------
 .  W Hotels
   --------
 .  Westin Hotels and Resorts
   -------------------------

Other Partners

 .  Better Homes & Gardens(R) Real Estate Service
   ---------------------------------------------
 .  Delta SkyMiles Credit Card from American Express
   ------------------------------------------------
 .  Delta Vacations(TM) Europe/Turkey/Russia
   ---------------     --------------------
 .  1-800-Flowers
   -------------
 .  North American Mortgage Company
   -------------------------------
 .  Radisson Seven Seas Cruises
   ---------------------------
 .  Renaissance Cruise Lines
   ------------------------

 .  SCANA Energy (Georgia residents only)
   ------------
 .  SkyMiles Auto Buying Program
   ----------------------------
 .  SkyMiles Dining Program
   -----------------------
 .  MCI
   ---

                                       3